Exhibit 10.11

FIRST AMENDMENT TO
WRITTEN STATEMENT OF TERMS AND CONDITIONS OF EMPLOYMENT

FIRST AMENDMENT TO WRITTEN STATEMENT OF TERMS AND CONDITIONS OF EMPLOYMENT dated 3 January, 2005 between Field Group plc ("Company") and Neil Rylance.

WHEREAS, the Company and you entered into a Written Statement of Terms and Conditions of Employment (the "Statement") dated 24 October, 2003, and

WHEREAS, the Company and you desire to amend the Statement;

NOW, THEREFORE, the Statement is hereby amended in the following respects:

Section 5 of the Statement is amended to read as follows:

You shall be paid monthly in arrears for your services during your employment a salary at a rate of 186,600 pounds Sterling per annum or at such higher rate or rates as the Company may from time to time determine and notify you in writing.

Except as provided above, the terms of the Statement, dated 24 October, 2003, shall remain in effect.

_/s/ Keith Gilchrist_____________________	3 January 2005
Keith Gilchrist Signed on behalf of Field Group plc (K Gilchrist)	Date

In addition to the Terms and Conditions as stated in the Statement and amended above, Chesapeake Corporation also engages you to serve as Executive Vice President - European Packaging of Chesapeake Corporation, and you agree to serve in that capacity, or such comparable position of substantially similar or greater responsibilities, under the Terms and Conditions of Employment as stated in the Statement and as amended above.

_/s/ J.P. Causey Jr.______________________	3 January 2005
J.P. Causey Jr. Signed on behalf of Chesapeake Corporation (J.P. Causey Jr.)	Date

I have read, understood and accept the Terms and Conditions of Employment as stated in the Statement and as amended above.

_/s/ Neil Rylance______________________	3 January 2005
Neil Rylance Signed (Neil Rylance)	Date